Exhibit 99.1

FOR IMMEDIATE RELEASE

January 8, 2020

CenterState Bank Corporation

To announce Fourth Quarter 2019 Earnings

Results on January 27, 2020

WINTER HAVEN, FL. – January 8, 2020 - CenterState Bank Corporation (NASDAQ: CSFL) (the “Company” or “CenterState”) announced today that it will release fourth quarter earnings results on Monday, January 27, 2020, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “Fourth Quarter 2019 Earnings Results” on the Corporate Profile page.

CenterState will host a conference call on Tuesday, January 28, 2020 at 9:00 a.m. (Eastern Time) to discuss the Company’s fourth quarter 2019 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 4934689; host: Will Matthews, CFO).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of January 28, 2020 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState operates as one of the largest community bank franchises headquartered in the state of Florida.  Both the Company and its nationally chartered bank subsidiary (the “Bank”) are based in Winter Haven, Florida, between Orlando and Tampa. With over $17 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.